UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2012

BankAtlantic Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Florida	001-13133	65-0507804
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 West Cypress Creek Road Ft. Lauderdale, Florida	33309
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 954-940-5000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

As previously disclosed, BFC Financial Corporation (“BFC”), the owner of 8,133,353 shares of Class A Common Stock and all 195,045 outstanding shares of Class B Common Stock of BankAtlantic Bancorp, Inc. (the “Company”), which represent in the aggregate approximately 75% of the total voting power of the Company’s common stock, entered into a Support Agreement with BB&T Corporation (“BB&T”) pursuant to which BFC agreed to approve, with respect to all of its shares of the Company’s common stock, the previously announced Stock Purchase Agreement between the Company and BB&T (the “Purchase Agreement”) and the transactions contemplated thereby, including the sale of BankAtlantic to BB&T (collectively, the “Transaction”).

As contemplated by the Support Agreement, on April 6, 2012, BFC executed and delivered to the Company, with respect to all of its shares of the Company’s Class A Common Stock and Class B Common Stock, an action by written consent without a shareholder meeting (the “Written Consent”) approving (i) the Purchase Agreement and the Transaction, (ii) an amendment to the Company’s Restated Articles of Incorporation, as amended, to change the Company’s name to “BBX Capital Corporation” (the “Name Change Amendment”) and (iii) on a non-binding advisory basis, the compensation payable to the Company’s “named executive officers” in connection with the Transaction. The Written Consent also authorized the Company’s Board of Directors to amend the Purchase Agreement, including, to the extent permitted under Florida law, amendments subsequent to the date of the Written Consent.

The Company will file with the Securities and Exchange Commission and mail to its shareholders of record as of the close of business on March 26, 2012 a Definitive Information Statement on Schedule 14C which will contain more detailed information regarding the above-described actions. A Preliminary Information Statement on Schedule 14C was previously filed with the Securities and Exchange Commission.

Closing of the Transaction remains subject to the parties’ receipt of necessary regulatory approvals and the satisfaction or, to the extent permitted under applicable law or the terms of the Purchase Agreement, waiver of all other closing conditions set forth in the Purchase Agreement. In addition, under Rule 14c-2(b) of the Securities Exchange Act of 1934, the actions approved on behalf of the Company’s shareholders by the Written Consent may be consummated no earlier than 20 calendar days following the date on which the Definitive Information Statement on Schedule 14C is first mailed to the Company’s shareholders. It is anticipated that the Transaction will be consummated, and that the Name Change Amendment will be filed and effected, as soon as practicable after the expiration of such 20-day period and, with respect to the Transaction, after necessary regulatory approvals are obtained and all other closing conditions are satisfied or waived.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 6, 2012	BANKATLANTIC BANCORP, INC.

	By:	/s/ Valerie C. Toalson
Valerie C. Toalson
Executive Vice President - Chief Financial Officer